EXHIBIT 24.5

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                                                             Exhibit 24.5
Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Vertex Interactive, Inc. Agreement with Strategic Growth International, Inc. dated January 24, 2000, Agreement with bcBlueprint dated January 25, 2000, Retainer Agreement with Law Office of Jeffrey D. Marks, Esq. P.C. dated February 28, 2000, Agreement with Law Office of Jeffrey D. Marks, Esq. P.C. dated May 4, 2000, Agreement with Kirby Simmonds International dated January 14, 2000, Directors Option Agreements with Gregory N. Thomas, Joseph R. Robinson, Wayne L. Clevenger and Denis Newman dated January 3, 2000 and Employees Option Agreements with Nicholas R. Toms and Hugo Biermann dated January 3, 2000, of our report dated December 2, 1999, with respect to the combined financial statements of Portable Software Solutions Limited included in Vertex Industries, Inc.'s (presently "Vertex Interactive, Inc.") Current Report on Form 8-K/A dated September 22, 1999, filed with the Securities and Exchange Commission on December 6, 1999.

/s/Ernst & Young
Reading, England
May 19, 2000
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